Exhibit 10.2

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as of September 23, 2003 by and between COMERICA BANK (“Bank”) and WJ COMMUNICATIONS, INC., a Delaware corporation (“Grantor”).

RECITALS

A.            Bank has agreed to make certain advances of money and to extend certain financial accommodations to Grantor (the “Loans”) in the amounts and manner set forth in that certain Amended and Restated Loan and Security Agreement by and between Bank and Grantor dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement).  Bank is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Grantor under the Loan Agreement.

B.            Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement and all other agreements now existing or hereafter arising between Grantor and Bank, Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

To secure its obligations under the Loan Agreement and under any other agreement now existing or hereafter arising between Grantor and Bank, Grantor grants and pledges to Bank a security interest in all of Grantor’s right, title and interest in, to and under its Intellectual Property Collateral (including without limitation those Copyrights, Patents and Trademarks listed on Schedules A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement.  The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity.  Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

Grantor represents and warrants that Exhibits A, B, and C attached hereto set forth any and all intellectual property rights in connection to which Grantor has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR:

WJ COMMUNICATIONS, INC.
Address of Grantor:

401 River Oa ks Parkway	By:
San Jose, CA 95134
Title:
Attn: Darrell C. Smith, Esq.

BANK:

COMERICA BANK
Address of Bank:

9920 S. La Cienega Blvd., Suite 1401	By:
Inglewood, CA 90301
Title:
Attn: Manager

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EXHIBIT A

Copyrights

NONE TO BE INCLUDED

EXHIBIT B

Patents

Description	Patent/Application Number	Issue/Application Date

System and method for dynamic channel allocation in a cellular communication network	6,023,622	02/08/00

Wireless base station with near-far gain compensation	6,075,991	06/13/00

Method and apparatus for self-tuning cellular system	6,131,031	10/10/00

Totem pole mixer having grounded serially connected stacked FET pair	6,064,872	05/16/0

High capacity communication system	6,285,720	09/04/01

Method for the compensation of time dispersion in wavefield spaces for digital receivers	09/678,420	10/02/00

System, apparatus and method of estimating multiple-input multiple-output wireless channel with compensation for phase noise and frequency offset and system using method thereof	10/024,120	12/17/01

EXHIBIT C

Trademarks

Description	Registration/ Application Number	Registration/ Application Date

Watkins-Johnson	866,185	03/11/69
WJ Watkins-Johnson (and design)	866,186	03/11/69
WJ (stylized letters)	856,401	09/10/68
WJ Watkins-Johnson (and design)	1,042,169	06/29/76
WJ (stylized letters)	1,041,669	06/22/76
Watkins-Johnson	1,041,670	06/22/76
The Wireless Edge	2,431,918	02/27/01
Base2 (stylized letters)	2,149,141	04/07/98